As filed with the Securities and Exchange Commission on February 17, 2006
                                                      Registration No. 333-96061
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                         POST-EFFECTIVE AMENDMENT No. 7
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________


               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                 ______________

                     Internet Architecture HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

    Delaware                          6211                    13-5674085
 (State of other               (Primary Standard           (I.R.S. Employer
jurisdiction of                   Industrial              Identification Number)
incorporation or            Classification Code Number)
organization)
                                 ______________

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ______________

                                   Copies to:
             Judith Witterschein, Esq.                   Andrew B. Janszky, Esq.
                Corporate Secretary                     Shearman & Sterling LLP
  Merrill Lynch, Pierce, Fenner & Smith Incorporated     599 Lexington Avenue
                 250 Vesey Street                       New York, New York 10022
             New York, New York 10281                        (212) 818-4000
                 (212) 449-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]



================================================================================

PROSPECTUS

                                [GRAPHIC OMITTED]







                        1,000,000,000 Depositary Receipts
                      Internet Architecture HOLDRS(SM) Trust

     The Internet Architecture HOLDRS(SM) Trust issues Depositary Receipts called Internet Architecture HOLDRS(SM) representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, develop and market computer hardware, Internet hardware and other related products designed to enhance the speed and efficiency of connections within and to the Internet, connections within a company's internal networks and end user access to networks. The Bank of New York is the trustee. You only may acquire, hold or transfer Internet Architecture HOLDRS in a round-lot amount of 100 Internet Architecture HOLDRS or round-lot multiples. Internet Architecture HOLDRS are separate from the underlying deposited common stocks that are represented by the Internet Architecture HOLDRS. For a list of the names and the number of shares of the companies that make up an Internet Architecture HOLDR, see "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS" starting on page 11. The Internet Architecture(SM) HOLDRS trust issues Internet Architecture HOLDRS on a continuous basis.

     Investing in Internet Architecture HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

     Internet Architecture HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Internet Architecture HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.


     The Internet Architecture HOLDRS are listed on the American Stock Exchange under the symbol "IAH". On February 15, 2006 the last reported sale price of the Internet Architecture HOLDRS on the American Stock Exchange was $36.70.


                                 _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 _______________


                The date of this prospectus is February 16, 2006.


"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

SUMMARY .......................................................................3
RISK FACTORS...................................................................4
HIGHLIGHTS OF INTERNET ARCHITECTURE HOLDRS....................................11
THE TRUST.....................................................................19
DESCRIPTION OF INTERNET ARCHITECTURE HOLDRS...................................19
DESCRIPTION OF THE UNDERLYING SECURITIES......................................20
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................................26
ERISA CONSIDERATIONS..........................................................31
PLAN OF DISTRIBUTION..........................................................31
LEGAL MATTERS.................................................................31
WHERE YOU CAN FIND MORE INFORMATION...........................................32

                                 _______________

     This prospectus contains information you should consider when making your investment decision. With respect to information about Internet Architecture HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Internet Architecture HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Internet Architecture HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Internet Architecture HOLDRS or of the underlying securities through an investment in the Internet Architecture HOLDRS.

                                     SUMMARY


     The Internet Architecture HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Architecture HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the Internet architecture business. Companies involved in the Internet architecture business are companies that, among other things, design, develop and market computer, Internet hardware and other related products designed to enhance the speed and efficiency of connections within and to the Internet, connections within a company's internal networks and end user access to networks. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Internet Architecture HOLDRS is specified under "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS." This group of common stocks, and the securities of any company that may be added to the Internet Architecture HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 20 companies included in the Internet Architecture HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Internet Architecture HOLDRS are separate from the underlying common stocks that are represented by the Internet Architecture HOLDRS. On February 14, 2006 there were 1,964,000 Internet Architecture HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Internet Architecture HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Internet Architecture HOLDRS, including the risks associated with a concentrated investment in the Internet architecture business.

General Risk Factors

     o Loss of investment. Because the value of Internet Architecture HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Internet Architecture HOLDRS if the underlying securities decline in value.

     o Discount trading price. Internet Architecture HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Internet Architecture HOLDRS or other corporate events, such as mergers, an Internet Architecture HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Internet Architecture HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the Internet architecture business. At the time of the initial offering, the companies included in the Internet Architecture HOLDRS were generally considered to be involved in various aspects of the Internet architecture business, however, the market price of the underlying securities and the Internet Architecture HOLDRS may not necessarily follow the price movements of the entire Internet architecture business. If the underlying securities decline in value, your investment in the Internet Architecture HOLDRS will decline in value, even if common stock prices of companies involved in the Internet architecture business generally increase in value. In addition, since the time of the initial offering, the companies included in the Internet Architecture HOLDRS may not be involved in the Internet architecture business. In this case, the Internet Architecture HOLDRS may not consist of securities issued only by companies involved in the Internet architecture business.

     o Not necessarily comprised of solely Internet architecture companies. As a result of distributions of securities by companies included in the Internet Architecture HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Internet Architecture HOLDRS and that are not involved in the Internet architecture segment of the Internet industry may be included in the Internet Architecture HOLDRS. The securities of a new company will only be distributed from the Internet Architecture HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Internet Architecture HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Internet Architecture HOLDRS provides no assurance that each new company included in the Internet Architecture HOLDRS will be involved in the Internet architecture segment of the Internet industry. Currently, the underlying securities included in the Internet Architecture HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Internet Architecture HOLDRS yet not be involved in the Internet architecture segment of the Internet industry. In addition the GICS sector classifications of securities included in the Internet Architecture HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Internet Architecture HOLDRS, which may also result in the inclusion in the Internet Architecture HOLDRS of the securities of a new company that is not involved in the Internet architecture segment of the Internet industry.

     o No investigation of underlying securities. The underlying securities initially included in the Internet Architecture HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the Internet architecture business, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Internet Architecture HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Internet Architecture HOLDRS may not necessarily be a diversified investment in the Internet architecture business. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Internet Architecture HOLDRS, may also reduce diversification. Internet Architecture HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security, or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Internet Architecture HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Internet Architecture HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Internet Architecture HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Internet Architecture HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Internet Architecture HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Internet Architecture HOLDRS, you will not be able to trade Internet Architecture HOLDRS and you will only be able to trade the underlying securities if you cancel your Internet Architecture HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Internet Architecture HOLDRS. If the Internet Architecture HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Internet Architecture HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet Architecture HOLDRS are delisted. There are currently 20 companies whose securities are included in the Internet Architecture HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Internet Architecture HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distribution paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Internet Architecture HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Internet Architecture
Business

     o The stock prices of companies involved in the Internet architecture business have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Internet Architecture HOLDRS, and you could lose a substantial part of your investment. The trading prices of the stocks of Internet architecture companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

          o    general market fluctuations;

          o actual or anticipated variations in companies' quarterly operating results;

          o announcements of technological innovations by competitors of the companies included in the Internet Architecture HOLDRS;

          o    changes in financial estimates by securities analysts;

          o    conditions or trends in Internet online service companies;

          o    conditions or trends in online securities trading;

          o changes in the market valuations of the Internet or online service companies;

          o    developments in Internet regulations;

          o legal or regulatory developments affecting companies included in the Internet Architecture HOLDRS or in the Internet architecture business;

          o announcements by Internet architecture companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

          o    unscheduled system downtime;

          o    additions or departures of key personnel;

          o sales of Internet architecture companies' common stock or other securities in the open market; and

          o    difficulty in obtaining additional financing.

          In addition, the trading prices of Internet architecture stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many Internet architecture stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of Internet or e-commerce companies, generally, could depress the stock prices of an Internet architecture company regardless of Internet architecture companies' results. The sharp decline in the market price of many Internet-related companies since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of Internet architecture stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of Internet stocks. Current economic conditions have adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These economic conditions could have a material adverse effect on the financial condition and results of operations of companies whose common stocks are included in Internet Architecture HOLDRS.


          As a result of fluctuations in the trading prices of the companies included in the Internet Architecture HOLDRS, the trading price of an Internet Architecture HOLDR has fluctuated significantly. The initial offering price of an Internet Architecture HOLDR on February 24, 2000 was $94.91 and during 2005 the price of an Internet Architecture HOLDR reached a high of $37.57 and a low of $31.41.


     o Companies whose securities are included in the Internet Architecture HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Internet Architecture HOLDRS. Companies whose securities are included in Internet Architecture HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Internet Architecture HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or terminate their operations completely. Any of these actions may reduce the market price of stocks in the Internet architecture business.

     o Internet architecture companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are worsened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet Architecture companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their businesses. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure. The online commerce market, particularly over the Internet, is new, rapidly evolving and intensely competitive, and this competition is expected to intensify in the future. Barriers to entry are minimal, and companies can launch new sites and services at a relatively low cost.

     o The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by Internet architecture companies. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. The success of many Internet architecture companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their hardware and software products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their product obsolete. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt the existing products offered by Internet architecture companies. Many Internet architecture companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition.

     o New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many Internet architecture companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. In addition, many Internet architecture companies develop products which interact with or incorporate telecommunications infrastructure which may be subject to regulation by the Federal Communications Commission. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of Internet architecture companies.

     o Some of the companies involved in the Internet architecture business are also engaged in other lines of business unrelated to Internet architecture, and they may experience problems with these lines of business which could adversely affect their operating results. Several of the companies which comprise the Internet Architecture HOLDRS have lines of business that do not relate to Internet architecture and which may present additional risks not mentioned in this prospectus. The operating results of Internet architecture companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. There can be no assurance that, despite a company's possible success in the Internet architecture business, the other lines of business in which these companies are engaged will not have an adverse effect on the company's business or financial conditions.

     o The international operations of many Internet architecture companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many Internet architecture companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

          o    general economic, social and political conditions;

          o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

          o differing tax rates, tariffs, exchange controls or other similar restrictions;

          o    currency fluctuations; and

          o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     o Many Internet architecture companies rely on a single supplier or a limited number of suppliers for the components used in their products and if quality components are not delivered on a timely basis, these companies will not be able to deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many Internet architecture companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties' supply or manufacturing would adversely affect an Internet architecture company's ability to deliver its products and meet customer needs. There can be no assurance that Internet architecture companies will not encounter problems with suppliers, which may harm their reputation and adversely affect their operations and financial condition.

     o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many Internet architecture companies are active acquirers of other companies as part of their business plans. There can be no assurance that Internet architecture companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also no be no assurance that Internet architecture companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, Internet architecture companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     o Unanticipated high inventory levels could increase the costs of many Internet architecture companies. Many Internet architecture companies maintain medium to high levels of inventory and a decrease in market demand or an increase in supply, among other factors, could result in higher inventory levels which could adversely affect the profitability of these Internet architecture companies.

     o Many Internet architecture companies are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. The success of many Internet architecture companies is highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these Internet architecture companies will be able to continue to attract and retain qualified personnel.

     o Some Internet architecture companies have a history of incurring losses which may make it difficult for these companies to fund their future operations. Some Internet architecture companies, such as Cobalt Networks, Inc., Foundry Networks, Inc., Juniper Networks, Inc. and Sycamore Networks, Inc., have incurred significant losses since their inception and they may continue to incur losses for the foreseeable future. Many of these Internet architecture companies will also continue to incur losses as additional costs are incurred to develop new products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If Internet architecture companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be adversely affected.


     o Some companies included in the Internet Architecture HOLDRS are exposed to the credit risk of their distributors and customers. The portion of the sales of some companies included in the Internet Architecture HOLDRS are made through third parties, such as distributors and resellers. Many of these third parties have extended credit from, and participate in cooperative sales strategies paid for by, companies included in the Internet Architecture HOLDRS. Also, some of the sales made to customers are made through financing arrangements. However, many of these third parties and customers have limited financial resources and, as a result, represent an increased credit risk. In addition, it is expected that third parties and customers will continue to require this type of financing and Internet Architecture Companies will have to continue to extend this type of credit to maintain the distribution of their products and their market share. Further, these third parties and customers have been, and may continue to be, affected by the decline in financial prospects of Internet-related companies generally. Losses relating to this type of credit could harm the business of companies included in the Internet Architecture HOLDRS and have a material adverse effect on results of operations.

                   HIGHLIGHTS OF INTERNET ARCHITECTURE HOLDRS


     This discussion highlights information regarding Internet Architecture HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Internet Architecture HOLDRS.


Issuer................... Internet Architecture HOLDRS Trust

The trust................ The Internet Architecture HOLDRS Trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Architecture HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor ....... Merrill Lynch, Pierce, Fenner & Smith Incorporated

Trustee.................. The Bank of New York, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Internet Architecture HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Internet Architecture HOLDRS.

Purpose of Internet
Architecture HOLDRS...... Internet Architecture HOLDRS are designed to achieve the following:

                          Diversification. Internet Architecture HOLDRS are designed to allow you to diversify your investment in the Internet architecture business through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                          Flexibility. The beneficial owners of Internet Architecture HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Internet Architecture HOLDRS, and can cancel their Internet Architecture HOLDRS to receive each of the underlying securities represented by the Internet Architecture HOLDRS.

                          Transaction costs. The expenses associated with buying and selling Internet Architecture HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets............. The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the Internet architecture business. Except when a reconstitution event, a distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement--

                          Distributions" and "--Reconstitution events." There are currently 20 companies included in the Internet Architecture HOLDRS.

                          The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Internet
Architecture HOLDRS...... The trust has issued, and may continue to issue,
                          Internet Architecture HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust on your behalf. The Internet Architecture HOLDRS themselves are separate from the underlying securities that are represented by the Internet Architecture HOLDRS.

                          The following chart provides:

                          o the names of the 20 issuers of the underlying securities currently represented by an Internet Architecture HOLDR,

                          o   the stock ticker symbols,

                          o the share amounts currently represented by a round-lot of 100 Internet Architecture HOLDRS, and

                          o the principal U.S. market on which the securities of the selected companies are traded.


                                                         Share        Primary
                  Name of Company (1)        Ticker     Amounts   Trading Market
                  -------------------        ------     -------   --------------
          3Com Corporation                    COMS       3          Nasdaq NMS
          Adaptec, Inc.                       ADPT       1          Nasdaq NMS
          Apple Computer, Inc.                AAPL       4          Nasdaq NMS
          Ciena Corporation                   CIEN       2          Nasdaq NMS
          Cisco Systems, Inc.                 CSCO      26          Nasdaq NMS
          Dell Inc.                           DELL      19          Nasdaq NMS
          EMC Corporation                      EMC      16                NYSE
          Extreme Networks, Inc.              EXTR       2          Nasdaq NMS
          Foundry Networks, Inc.              FDRY       1          Nasdaq NMS
          Gateway, Inc.                        GTW       2                NYSE
          Hewlett-Packard Company              HPQ      22.2225           NYSE
          International Business
          Machines Corporation                 IBM      13                NYSE
          Juniper Networks, Inc.              JNPR       2          Nasdaq NMS
          McData Corporation                 MCDTA       0.5889     Nasdaq NMS
          Napster, Inc                        NAPS       0.1646     Nasdaq NMS
          Network Appliance, Inc.             NTAP       2          Nasdaq NMS
          Sun Microsystems, Inc.              SUNW      25          Nasdaq NMS
          Sycamore Networks, Inc.             SCMR       2          Nasdaq NMS
          Symantec Corporation                SYMC       1.0039     Nasdaq NMS
          Unisys Corporation                   UIS       2                NYSE


          (1) Shares of Seagate Technology, Inc. were acquired by Veritas Software, effective November 22, 2005. At the time of the merger, Veritas Software replaced Seagate Technology, Inc. as a constituent of Internet Architecture HOLDRS trust. Effective December 21, 2005 a distribution to former shareholders of Seagate Technology Inc. was made. The terms of the distribution are as follows: for each share of Seagate Technology Inc., shareholders received $0.06122736 in cash. The consideration distributed for the respective transaction is as follows: for the former 2 shares of Seagate Technology Inc., per 100 round lot of Internet Architecture HOLDRS, The Bank of New York received $0.12245472.


                          At the time of the initial offering, the companies whose common stocks were included in the Internet Architecture HOLDRS at the time Internet Architecture HOLDRS were originally issued were generally considered to be among the 20 largest and most liquid companies involved in the Internet architecture business as measured by market capitalization and trading volume on February 7, 2000. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

                          The trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Internet Architecture HOLDRS in a round-lot of 100 Internet Architecture HOLDRS and round-lot multiples. The trust will only issue Internet Architecture HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Architecture HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Architecture HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Architecture HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Architecture HOLDRS.

                          The number of outstanding Internet Architecture HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Internet Architecture HOLDRS on a continuous basis when an investor deposits the required number of shares of common stock with the trustee.

Purchases................ You may acquire Internet Architecture HOLDRS in two ways:

                          o through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                          o through a cash purchase in the secondary trading market.


Issuance and
cancellation fees........ If you wish to create Internet Architecture HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Internet Architecture HOLDRS, The Bank of New York, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Architecture HOLDRS.
                          If you wish to cancel your Internet Architecture HOLDRS and withdraw your underlying securities, The Bank of New York, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Architecture HOLDRS.

Commissions.............. If you choose to deposit underlying securities in order to receive Internet Architecture HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee, described above.

Custody fees............. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Architecture HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Internet Architecture HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to
Internet Architecture
HOLDRS................... You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Internet Architecture HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Internet Architecture HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Internet Architecture HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities... Internet Architecture HOLDRS represents your beneficial ownership of the underlying securities. Owners of Internet Architecture HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Internet Architecture HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Internet Architecture HOLDRS and the right to surrender Internet Architecture HOLDRS to receive the underlying securities. Internet Architecture HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Internet Architecture HOLDRS. However, due to the nature of Internet Architecture HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Internet Architecture HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                          A holder of Internet Architecture HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Internet Architecture HOLDRS would need to surrender their Internet Architecture HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                          You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Internet Architecture HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Internet Architecture HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                          The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the Internet Architecture HOLDRS at the time of the
                          distribution.   In addition, if the issuer of
                          underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, and may be disposed of for your benefit or may lapse.

                          There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Internet Architecture HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                          If you wish to participate in a tender offer for any of the underlying securities or any form of stock repurchase plan by an issuer of an underlying security, you must surrender your Internet Architecture HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Internet Architecture HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."


Ownership rights in
 fractional shares
 in the
underlying securities.... As a result of distributions of securities by companies included in the Internet Architecture HOLDRS or other corporate events, such as mergers, an Internet Architecture HOLDR may represent an interest in a fractional share of an underlying security.
                          You are
                          entitled to receive distributions proportionate to your fractional shares.

                          In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Internet Architecture HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Internet Architecture HOLDRS are outstanding and each round-lot of 100 Internet Architecture HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Internet Architecture HOLDRS. If holders of 50,000 round-lots of 100 Internet Architecture HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Internet Architecture HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events.... The depositary trust agreement provides for the automatic distribution of underlying securities from the Internet Architecture HOLDRS to you in the following four circumstances:

                          A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then the trustee will distribute the shares of that company to the owners of the Internet
                              Architecture HOLDRS.

                          B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Architecture HOLDRS.

                          C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Internet Architecture HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Internet Architecture HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

                          D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

                          To the extent a distribution of underlying securities from the Internet Architecture HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                          In addition, securities of a new company will be added to the Internet Architecture HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Internet Architecture HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                          It is anticipated, as a result of the broadly defined Standard & Poor's GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Internet Architecture HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet Architecture HOLDRS or distributed to you.

Standard & Poor's
sector classifications... Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors,which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Internet Architecture HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Internet Architecture HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

Termination events....... A.  The Internet Architecture HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet Architecture HOLDRS are delisted.

                          B. The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner
                              & Smith Incorporated, as initial depositor, of its intent to resign.

                          C. Beneficial owners of at least 75% of outstanding Internet Architecture HOLDRS vote to dissolve and liquidate the trust.

                          If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                          Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Internet Architecture HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States Federal
income
tax consequences......... The United States federal income tax laws will treat a U.S. holder of Internet Architecture HOLDRS as directly owning the underlying securities. The Internet Architecture HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.


Listing.................. The Internet Architecture HOLDRS are listed on the
                          American Stock Exchange under the symbol "IAH." On February 15, 2006 the last reported sale price of the Internet Architecture HOLDRS on the American Stock Exchange was $36.70.


Trading.................. Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Internet Architecture HOLDRS. Bid and ask prices, however, are quoted per single Internet Architecture HOLDRS.

Clearance and settlement. Internet Architecture HOLDRS have been issued only in book-entry form. Internet Architecture HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Internet Architecture HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Internet Architecture HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Internet Architecture HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Internet Architecture HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Internet Architecture HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

     The Internet Architecture HOLDRS trust is intended to hold deposited shares for the benefit of owners of Internet Architecture HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                   DESCRIPTION OF INTERNET ARCHITECTURE HOLDRS

     The trust has issued Internet Architecture HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Internet Architecture HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Internet Architecture HOLDRS in a round-lot of 100 Internet Architecture HOLDRS and round-lot multiples. The trust will only issue Internet Architecture HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Internet Architecture HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Internet Architecture HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Architecture HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Architecture HOLDRS.

     Internet Architecture HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS."

     Beneficial owners of Internet Architecture HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Internet Architecture HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Internet Architecture HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Internet Architecture HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Internet Architecture HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Internet Architecture HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

     Internet Architecture HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Internet Architecture HOLDRS are available only in book-entry form. Owners of Internet Architecture HOLDRS hold their Internet Architecture HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of initial selection, were involved in various aspects of the Internet architecture business and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, as of the time of initial selection, among the largest capitalized and most liquid companies involved in the Internet architecture business as measured by market capitalization and trading volume.

     The Internet Architecture HOLDRS may no longer consist exclusively of securities issued by companies involved in the Internet architecture business. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the Internet architecture business and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Internet Architecture HOLDRS, please refer to "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Internet Architecture HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all of the 20 underlying securities currently represented by a single Internet Architecture HOLDR, measured at the close of the business day on December 10, 1999 and thereafter as of the end of each month to February 14, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.


                   Closing                    Closing                       Closing                     Closing
      1999          Price           2000       Price          2001           Price         2002          Price
     -----         -------         ------     --------       ------         ---------      -------      --------
October 22......   53.23   January 31.........   74.75   January 31.........   65.56  January 31.......    37.47
October 29......   56.77   February 29........   87.02   February 28........   46.76  February 28......    31.63
November 30.....   65.31   March 31...........   92.88   March 30...........   40.96  March 28.........    33.56
December 31.....   76.53   April 28...........   87.40   April 30...........   46.67  April 30.........    29.36
                           May 31.............   75.95   May 31.............   44.62  May 31...........    28.97
                           June 30............   91.06   June 29............   43.50  June 28..........    25.58
                           July 31............   92.23   July 31............   40.11  July 31..........    24.26
                           August 31..........  105.87   August 31..........   34.40  August 30........    25.08
                           September 29.......   92.76   September 28.......   27.83  September 30.....    20.00
                           October 31.........   84.90   October 31.........   33.77  October 31.......    25.13
                           November 30........   65.11   November 30........   39.83  November 29......    29.05
                           December 29........   57.13   December 31........   38.38  December 31......    25.70




                   Closing                    Closing                       Closing                     Closing
      2003          Price           2004       Price          2005           Price         2006          Price
     -----         -------         ------     --------       ------         ---------      -------      --------
January 31......   25.67   January 30.........   37.88   January 31.........   36.03  January 31.......    36.19
February 28.....   26.07   February 27........   36.42   February 28........   35.71  February 14......    36.90
March 31........   25.77   March 31...........   35.71   March 31...........   35.29
April 30........   28.13   April 30...........   33.23   April  29..........   31.85
May 30..........   31.00   May 28.............   34.25   May 31.............   34.25
June 30.........   30.84   June 30............   34.90   June 30............   33.86
July 31.........   31.66   July 30............   33.34   July 29............   35.78
August 29.......   31.91   August 31..........   31.79   August 31..........   34.71
September 30....   32.64   September 30.......   32.47   September 30.......   35.18
October 31......   34.97   October 29.........   33.95   October 31.........   34.95
November 28.....   35.26   November 30........   36.64   November 30........   36.28
December 31.....   35.91   December 31........   37.97   December 29........   35.19



                                [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Internet Architecture HOLDRS, provides that Internet Architecture HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

     The trustee. The Bank of New York serves as trustee for the Internet Architecture HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Internet Architecture HOLDRS. You may create and cancel Internet Architecture HOLDRS only in round-lots of 100 Internet Architecture HOLDRS. You may create Internet Architecture HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Internet Architecture HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Architecture HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Architecture HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Architecture HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Architecture HOLDRS. Similarly, you must surrender Internet Architecture HOLDRS in integral multiples of 100 Internet Architecture HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Internet Architecture HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Internet Architecture HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Internet Architecture HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Internet Architecture HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Internet Architecture HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to Internet Architecture HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Internet Architecture HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each

Internet Architecture HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Internet Architecture HOLDRS to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Architecture HOLDRS.
     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet Architecture HOLDRS.
     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet Architecture HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Internet Architecture HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.
     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the depositary trust agreement, securities of a new company will be added to the Internet Architecture HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Internet Architecture HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Internet Architecture HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet Architecture HOLDRS will be distributed from the Internet Architecture HOLDRS to you.

     Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Internet Architecture HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Internet Architecture HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Internet Architecture HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Internet Architecture HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Internet Architecture HOLDRS.

     Further issuances of Internet Architecture HOLDRS. The depositary trust agreement provides for further issuances of Internet Architecture HOLDRS on a continuous basis without your consent.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Internet Architecture HOLDRS will surrender their Internet Architecture HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Internet Architecture HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet Architecture HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Internet Architecture HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Internet Architecture HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Internet Architecture HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Internet Architecture HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Internet Architecture HOLDRS.

     Issuance and cancellation fees. If you wish to create Internet Architecture HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Architecture HOLDRS. If you wish to cancel your Internet Architecture HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Architecture HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Internet Architecture HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Architecture HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Internet Architecture HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

     Governing law. The depositary trust agreement and the Internet Architecture HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Internet Architecture HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Internet Architecture HOLDRS for:

     o    an individual who is a citizen or resident of the United States;


     o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;


     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and


     o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").

     If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Internet Architecture HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Internet Architecture HOLDRS, and partners in such partnerships, should consult their tax advisors.

     This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Internet Architecture HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Internet Architecture HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.


     Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

     Taxation of Internet Architecture HOLDRS

     A receipt holder purchasing and owning Internet Architecture HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Internet Architecture HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     Qualified dividend income received in respect of Internet Architecture HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Internet Architecture HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Internet Architecture HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Internet Architecture HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Internet Architecture HOLDRS. Similarly, with respect to sales of Internet Architecture HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Internet Architecture HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Internet Architecture HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

     Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Internet Architecture HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

     Special considerations with respect to underlying securities of foreign issuers

     If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

     As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

     o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,


     o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and


     o    a corporation that is incorporated in a possession of the United
          States


     but  will not include:

     o    a passive foreign investment company (as defined below),

     o a foreign personal holding company (as specially defined in the Code), or

     o    a foreign investment company (as specially defined in the Code).


     The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Internet Architecture HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Internet Architecture HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income;" or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Internet Architecture HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


     Non-U.S. receipt holders


     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Internet Architecture HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or


     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

     Backup withholding and information reporting

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Internet Architecture HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Internet Architecture HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Internet Architecture HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Internet Architecture HOLDRS. The trust delivered the initial distribution of Internet Architecture HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

     Investors who purchase Internet Architecture HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Internet Architecture HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Internet Architecture HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Internet Architecture HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Internet Architecture HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Internet Architecture HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Internet Architecture HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

     Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Internet Architecture HOLDRS. This prospectus relates only to Internet Architecture HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Internet Architecture HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Internet Architecture HOLDRS, have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.


     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. The historical prices of the underlying securities should not be taken as an indication of future performance.




                             3COM CORPORATION (COMS)


     3Com Corporation provides networking products and solutions to three primary customer markets: commercial enterprises with small- to mid-sized locations, consumers and carriers and network service providers. 3Com also provides network and security management application packages for information technology environments. 3Com's commercial products include traditional access products, advanced access products, Local Area Network (LAN) and Wide Area Network (WAN) infrastructure products, LAN telephony products, wireless Lan connectivity products and services. 3Com's consumer products include broadband connections, home networking products and Internet appliances. 3Com's carrier products include enhanced data services and new technologies.


            Closing             Closing            Closing            Closing           Closing             Closing
   2001      Price     2002      Price     2003     Price     2004     Price     2005    Price      2006     Price
---------   ------   ---------  -------  --------   ------  --------  -------  --------  -------  --------  ------
January      10.75   January     5.98    January     4.22   January     7.70   January   3.67      January   4.55
February      9.13   February    4.80    February    4.19   February    7.00   February  3.58
March         5.72   March       6.11    March       4.92   March       7.06   March     3.56
April         6.52   April       5.77    April       5.20   April       6.15   April     3.15
May           5.56   May         5.56    May         4.91   May         6.47   May       3.66
June          4.75   June        4.40    June        4.68   June        6.25   June      3.63
July          4.90   July        4.51    July        4.88   July        4.93   July      3.64
August        4.11   August      4.93    August      5.70   August      4.51   August    3.39
September     3.75   September   3.94    September   5.91   September   4.22   September 4.08
October       4.14   October     4.21    October     7.20   October     4.14   October   3.85
November      4.48   November    5.15    November    7.48   November    4.44   November  3.61
December      6.38   December    4.63    December    8.17   December    4.17   December  3.60


     The closing price on February 14, 2006 was $4.72.

                              ADAPTEC, INC. (ADPT)

     Adaptec, Inc. designs, manufactures and markets storage access solutions that reliably move, manage and protect critical data and digital content. Adaptec also designs products which facilitate the transfer of data between hard disk drives, document scanners and computers. Adaptec works with business and systems integrators, who design systems using hardware and software developed by different companies, to create products to meet the specific needs of their customers. Adaptec markets and sells its products through original equipment manufacturers to a variety of businesses, government agencies and retail consumers.



             Closing             Closing             Closing             Closing             Closing               Closing
   2001       Price     2002      Price     2003      Price     2004      Price      2005     Price      2006       Price
----------   -------  --------    ------  --------   -------  ---------  -------  ---------  --------   --------   -------
January       14.63   January     17.75   January      5.92   January       9.32   January    6.00       January    5.44
February      10.94   February    11.40   February     6.09   February      9.13   February   5.44
March          8.67   March       13.37   March        6.03   March         8.76   March      4.79
April         11.24   April       14.70   April        6.89   April         7.79   April      3.66
May            8.76   May         12.97   May          8.00   May           8.20   May        3.98
June           9.94   June         7.89   June         7.95   June          8.46   June       3.88
July          11.78   July         5.90   July         6.77   July          7.49   July       3.85
August        10.45   August       6.13   August       7.31   August        6.98%  August     3.32
September      7.86   September    4.41   September    7.56   September     7..60  September  3.83
October       12.05   October      5.96   October      8.51   October       7.80   October    4.11
November      13.73   November     6.74   November     8.85   November      7.80   November   4.97
December      14.50   December     5.65   December     8.84   December      7.59   December   5.82


           The closing price on February 14, 2006 was $5.84.




                           APPLE COMPUTER, INC. (AAPL)

     Apple Computer, Inc. designs, manufactures and markets personal computers and related personal computing and communicating solutions. Apple's products include the Apple Macintosh computer line of desktop and notebook personal computers and software, the MAC OSX operating system and the iPod digital music player. Apple also offers a range of related devices and peripherals, networking and connectivity products and various third-party hardware products. Apple markets its products and services through third-party distributors, authorized resellers, retail outlets and the Apple online store.



             Closing              Closing             Closing             Closing              Closing              Closing
   2001       Price      2002      Price     2003      Price     2004      Price     2005       Price      2006      Price
---------    -------   -------    -------  ---------  -------  -------    -------  ---------   -------   --------   -------
January       10.88    January     12.36   January      7.18   January     11.28   January      38.45    January    75.51
February       9.12    February    10.85   February     7.51   February    11.96   February     44.86
March         11.03    March       11.84   March        7.07   March       13.52   March        41.67
April         12.74    April       12.14   April        7.11   April       12.89   April        36.06
May            9.98    May         11.65   May          8.98   May         14.03   May          39.76
June          11.62    June         8.86   June         9.53   June        16.27   June         36.81
July           9.40    July         7.63   July        10.54   July        16.17   July         42.65
August         9.27    August       7.38   August      11.31   August      17.25   August       46.89
September      7.76    September    7.25   September   10.36   September   19.38   September    53.61
October        8.78    October      8.03   October     11.44   October     26.20   October      57.59
November      10.65    November     7.75   November    10.45   November    33.53   November     67.82
December      10.95    December     7.16   December    10.69   December    32.20   December     71.89

         The closing price on February 14, 2006 was $67.64.

                            CIENA CORPORATION (CIEN)



     Ciena Corporation develops and markets network products for the telecommunications service providers worldwide. Ciena provides optical transport and intelligent optical switching systems that enable service providers to manage and deliver high-bandwidth services to their customers. Ciena also offers equipment, software and services focused on key telco applications. Ciena's customers include long-distance carriers, competitive and incumbent local exchange carriers, Internet service providers and wireless and wholesale carriers. Ciena markets and sells its products through its direct sales efforts and through channel relationships predominantly in the United States, Latin America, Canada, Europe and Asia.


            Closing             Closing              Closing             Closing                 Closing           Closing
   2001      Price     2002      Price      2003      Price      2004     Price     2005          Price   2006      Price
--------    -------   --------   -------   --------  --------   -------- --------   --------     ------- -------   -------
January       90.06   January      12.70   January       5.80   January      7.25   January       2.55   January   4.00
February      67.19   February      7.76   February      5.42   February     5.73   February      1.98
March         41.75   March         9.00   March         4.37   March        4.97   March         1.72
April         55.06   April         7.49   April         4.88   April        4.13   April         2.30
May           54.15   May           5.66   May           5.75   May          3.59   May           2.22
June          38.00   June          4.19   June          5.17   June         3.70   June          2.09
July          33.14   July          4.03   July          5.76   July         2.82   July          2.24
August        17.12   August        4.05   August        6.50   August       1.82   August        2.25
September     10.29   September     2.97   September     5.86   September    1.98   September     2.64
October       16.26   October       3.68   October       6.41   October      2.47   October       2.37
November      17.75   November      6.65   November      7.08   November     2.55   November      2.99
December      14.31   December      5.14   December      6.56   December     3.34   December      2.97


         The closing price on February 14, 2006 was $3.97.




                           CISCO SYSTEMS, INC. (CSCO)


     Cisco Systems, Inc. manufactures, sells and provides support for networking and communications products which link computer networks both internally and externally. Cisco provides worldwide networking capability for the Internet. Cisco produces a range of products which connect computing devices to networks and connect networks with each other. Cisco provides routing products, which connect companies' private networks together, switches to control network data traffic, services to access networks from any location and network development and design. Cisco markets its products worldwide through channels including its own direct sales force, distributors and retail partners.


             Closing             Closing              Closing             Closing              Closing           Closing
   2001       Price     2002      Price      2003      Price     2004      Price     2005       Price    2006     Price
---------    -------  ---------  -------   ---------  -------  ---------  -------  ---------   -------  -------- --------
January       37.44   January      19.80   January      13.37  January     25.71   January      18.04    January  18.57
February      23.69   February     14.27   February     13.98  February    23.16   February     17.42
March         15.81   March        16.93   March        12.98  March       23.57   March        17.89
April         16.98   April        14.65   April        15.00  April       20.91   April        17.27
May           19.26   May          15.78   May          16.41  May         22.37   May          19.40
June          18.20   June         13.95   June         16.79  June        23.70   June         19.08
July          19.22   July         13.19   July         19.49  July        20.92   July         19.15
August        16.33   August       13.82   August       19.14  August      18.76   August       17.62
September     12.18   September    10.48   September    19.59  September   18.10   September    17.92
October       16.92   October      11.18   October      20.93  October     19.21   October      17.45
November      20.44   November     14.92   November     22.70  November    18.75   November     17.54
December      18.11   December     13.10   December     24.23  December    19.32   December     17.12


         The closing price on February 14, 2006 was $19.70.

                                DELL INC. (DELL)


     Dell Inc. develops, manufacturers and markets computing products and services including desktop and notebook computers, network servers, storage products and hardware and software. Dell's customers include corporations, institutions, organizations and individual consumers. Dell also offers a portfolio of services that help maximize information technology (IT). Dell offers services such as custom-designed computer systems, telephone and online technical support and on-site product service, as well as financial services to business and consumer customers in the United States. Dell markets and sells its products and services directly to its customers.


             Closing             Closing             Closing             Closing               Closing               Closing
   2001       Price     2002      Price     2003      Price     2004     Price       2005       Price       2006      Price
----------   ------   --------   -------  --------   -------- --------  --------    --------   -------    --------   -------
January       26.13   January     27.49   January     23.86   January      33.44    January     41.76      January    29.31
February      21.88   February    24.69   February    26.96   February     32.65    February    40.09
March         25.69   March       26.11   March       27.31   March        33.62    March       38.42
April         26.24   April       26.34   April       28.98   April        34.78    April       34.83
May           24.36   May         26.85   May         31.37   May          35.24    May         39.93
June          26.15   June        26.14   June        31.84   June         35.82    June        39.46
July          26.93   July        24.93   July        33.68   July         35.47    July        40.47
August        21.38   August      26.62   August      32.62   August       34.84    August      35.60
September     18.53   September   23.51   September   33.42   September    35.60    September   34.20
October       23.98   October     28.61   October     36.00   October      35.06    October     31.88
November      27.93   November    28.60   November    34.57   November     40.52    November    30.15
December      27.18   December    26.74   December    33.98   December     42.14    December    29.95


         The closing price on February 14, 2006 was $32.00.




                              EMC CORPORATION (EMC)


     EMC Corporation designs, manufactures, markets and supports business storage hardware and software products and systems server products. EMC's system and software are used by businesses to retrieve data from their own computer systems and act as a central repository for the information. EMC's products allow a customer whose network is based on a variety of different hardware and software systems to manage, share, protect and store its critical information. The Company operates in four segments: Information Storage Products, Software Group Products and Services, Information Storage and Management Services and VMware Software Products and Services. EMC markets and sells its products through its own direct sales force, distributors, resellers and original equipment manufacturers.


             Closing             Closing             Closing             Closing             Closing             Closing
   2001       Price     2002      Price     2003      Price     2004      Price    2005       Price     2006      Price
---------    -------  ---------  -------  ---------  -------  ---------  -------- ---------  -------  --------   --------
January       75.99   January      16.40  January       7.70  January      14.04   January    13.10   January    13.40
February      39.76   February     10.92  February      7.39  February     14.32   February   12.66
March         29.40   March        11.92  March         7.23  March        13.61   March      12.32
April         39.60   April         9.14  April         9.09  April        11.16   April      13.12
May           31.60   May           7.25  May          10.82  May          11.24   May        14.06
June          29.25   June          7.55  June         10.47  June         11.40   June       13.71
July          19.72   July          7.50  July         10.64  July         10.97   July       13.69
August        15.46   August        6.76  August       12.75  August       10.77   August     12.86
September     11.75   September     4.57  September    12.63  September    11.54   September  12.94
October       12.32   October       5.11  October      13.84  October      12.87   October    13.96
November      16.79   November      7.33  November     13.75  November     13.42   November   13.93
December      13.44   December      6.14  December     12.92  December     14.87   December   13.62


         The closing price on February 14, 2006 was $13.34.

                          EXTREME NETWORKS, INC. (EXTR)


     Extreme Networks, Inc. develops and markets infrastructure equipment for corporate, government, education and health care enterprises and metropolitan telecommunications services providers. The company delivers hardware-based network switches with an operating system and services infrastructure for enterprises and service providers. The company's products include the summit stackable product family. Extreme Networks relies on resellers, distributors and its own sales force, to market and sell its products.


             Closing              Closing             Closing             Closing                 Closing           Closing
   2001       Price      2002      Price     2003      Price     2004      Price      2005         Price     2006    Price
----------   --------  ---------  -------   --------- --------   -------  ---------  ----------   -------- -------- -------
January       47.63    January      13.94   January       4.09   January       8.49   January       6.40    January   4.90
February      22.61    February      6.29   February      4.70   February      8.05   February      5.82
March         15.21    March        10.40   March         4.33   March         7.21   March         5.89
April         32.90    April         8.99   April         4.23   April         5.53   April         4.45
May           29.60    May          11.28   May           6.03   May           5.32   May           4.57
June          29.50    June         10.09   June          5.26   June          5.52   June          4.07
July          28.03    July         10.40   July          6.12   July          5.42   July          4.78
August        15.97    August        9.43   August        6.89   August        4.65   August        4.32
September      6.91    September     4.21   September     6.32   September     4.45   September     4.45
October       11.69    October       4.21   October       8.60   October       5.85   October       4.83
November      15.83    November      4.51   November      9.81   November      6.83   November      4.92
December      12.90    December      3.27   December      7.21   December      6.55   December      4.75


         The closing price on February 14, 2006 was $4.90.





                          FOUNDRY NETWORKS, INC. (FDRY)


     Foundry Networks, Inc. designs, develops, manufactures and markets next-generation networking products which control network traffic on the various types of networks used by businesses, educational institutions, government agencies and Internet service providers. Foundry's switches and accompanying networking products are designed to meet the needs of Layer 2 to 7 switching. The company provides stackable fixed configuration switches and modular platforms. Foundry also offers routing solutions from the Internet core to the Internet data centers and a customer's network of Web and application servers. Foundry markets and sells its products through field sales organizations, resellers and original equipment manufacturers.


             Closing             Closing             Closing             Closing              Closing            Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005       Price     2006     Price
---------    -------  ---------  -------  ---------  -------  ---------  -------  ---------   -------   -------  -------
January       23.50   January       7.72  January      8.30   January     23.89   January      10.28    January  15.03
February      11.50   February      5.62  February     8.87   February    23.60   February     10.37
March          7.50   March         7.19  March        8.04   March       17.17   March         9.90
April         14.85   April         5.69  April       10.89   April       11.30   April         8.40
May           17.55   May           6.59  May         15.29   May         12.34   May           9.24
June          19.98   June          7.03  June        14.27   June        14.07   June          8.62
July          21.06   July          7.55  July        18.04   July        10.26   July         11.84
August        10.95   August        8.75  August      19.41   August       9.12   August       11.70
September      6.05   September     5.48  September   21.50   September    9.49   September    12.70
October        9.76   October       7.07  October     23.21   October     12.13   October      11.93
November      10.00   November     10.00  November    26.21   November    13.35   November     13.89
December       8.15   December      7.04  December    27.33   December    13.16   December     13.81


         The closing price on February 14, 2006 was $14.40.

                               GATEWAY, INC. (GTW)


     Gateway, Inc. directly markets and supports personal computers and related products and services. Gateway's products include desktop and portable personal computers, servers, workstations and digital media personal computers. The company offers services that are enabled by or connect with PCs (Convergence/nonPC) to its customers. Convergence/nonPC products and services consist of various products and services such as plasma and liquid crystal display televisions, digital music players and peripherals; the company also offers customized Web sites, known as eSource sites. Gateway markets and sells its products using direct marketing.


             Closing             Closing             Closing             Closing               Closing            Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005        Price      2006    Price
----------   -------  --------   -------  ---------  -------  ---------  -------- ---------    -------  --------  --------
January        21.24  January      5.21   January       2.62  January       4.72  January       4.73    January    2.72
February       17.20  February     4.60   February      2.18  February      5.43  February      4.70
March          16.81  March        6.32   March         2.36  March         5.28  March         4.03
April          19.00  April        5.48   April         2.88  April         4.82  April         3.41
May            16.70  May          5.36   May           3.34  May           4.05  May           3.46
June           16.45  June         4.44   June          3.65  June          4.50  June          3.30
July           10.49  July         3.40   July          5.11  July          4.50  July          3.98
August          8.97  August       3.50   August        5.77  August        4.39  August        3.04
September       5.45  September    2.97   September     5.66  September     4.95  September     2.70
October         5.65  October      3.00   October       5.04  October       5.85  October       2.85
November        9.40  November     3.81   November      4.46  November      6.81  November      3.04
December        8.04  December     3.14   December      4.60  December      6.01  December      2.51


         The closing price on February 14, 2006 was $2.49.




                          HEWLETT-PACKARD COMPANY (HPQ)


     Hewlett-Packard Company designs and manufactures products, technologies, solutions and services equipment and systems. Hewlett-Packard products include personal computers, workstations, access devices, printers, calculators, medical electronic equipment, handheld devices, printers, monitors and projectors. The company provides and offers industry standard servers and business critical servers, enterprise arrays, storage management software, virtualization technologies, multivendor information technology (IT) services and management software solutions. Hewlett-Packard markets its products and services through retailers, distribution partners, independent distributors, original equipment manufacturers and systems integrators.


             Closing             Closing             Closing             Closing               Closing             Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005        Price     2006      Price
----------   -------  --------   -------  ---------  -------  ---------  --------  ---------   -------   -------   --------
January        36.85  January     22.11   January      17.41  January      23.79   January      19.59    January    31.18
February       28.85  February    20.12   February     15.85  February     22.71   February     20/08
March          31.27  March       17.94   March        15.55  March        22.84   March        21.94
April          28.43  April       17.1    April        16.30  April        19.70   April        20.47
May            29.32  May         19.09   May          19.50  May          21.24   May          22.51
June           28.60  June        15.28   June         21.30  June         21.10   June         23.51
July           24.66  July        13.86   July         21.17  July         20.15   July         24.62
August         23.21  August      13.43   August       19.93  August       17.89   August       27.76
September      16.05  September   11.67   September    19.36  September    18.75   September    29.20
October        16.83  October     15.80   October      22.31  October      18.66   October      28.04
November       21.99  November    19.48   November     21.74  November     20.00   November     29.67
December       20.54  December    17.36   December     22.97  December     20.97   December     28.63


         The closing price on February 14, 2006 was $32.49.

                INTERNATIONAL BUSINESS MACHINES CORPORATION (IBM)


     International Business Machines Corporation is an information technology company that develops, manufactures and markets information processing products, computer services, hardware, software, network systems and network management services. IBM's business is divided into several main segments including global services, systems and technology, personal systems, global financing and enterprises agreements. The company's product lines include product lifecycle management software and document processing technologies. IBM's clients include a wide range of private enterprises as well as governments.


             Closing             Closing             Closing             Closing              Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005       Price     2006    Price
----------   -------  ---------  -------  ---------  -------  ---------  -------  --------    -------   ------- -------
January       112.00  January     107.89  January      78.20  January      99.23  January      93.42    January  81.30
February       99.90  February     98.12  February     77.95  February     96.50  February     92.58
March          96.18  March       104.00  March        78.43  March        91.84  March        91.38
April         115.14  April        83.76  April        84.90  April        88.17  April        76.38
May           111.80  May          79.35  May          88.04  May          88.59  May          75.55
June          113.50  June         72.00  June         82.50  June         88.15  June         74.20
July          105.21  July         70.40  July         81.25  July         87.07  July         83.46
August         99.95  August       75.38  August       82.01  August       84.69  August       80.62
September      91.72  September    58.31  September    88.33  September    85.74  September    80.22
October       108.07  October      78.94  October      89.48  October      89.75  October      81.88
November      115.59  November     86.92  November     90.54  November     94.24  November     88.90
December      120.96  December     77.50  December     92.68  December     98.58  December     82.20


         The closing price on February 14, 2006 $81.09.




                          JUNIPER NETWORKS, INC. (JNPR)


     Juniper Networks, Inc. manufactures and markets network infrastructure solutions. The solutions are incorporated into the Web of interconnected public and private networks. Juniper also provides security solutions for protecting the network and data on the network. Juniper's customers include government organizations, research and education institutions and telecommunications service providers. Juniper sells its products and services through direct sales force, distributors and resellers.


             Closing             Closing             Closing             Closing              Closing             Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005       Price     2006      Price
----------   -------  --------   -------  ---------  -------  ---------  -------- ---------   --------  --------  --------
January       105.94  January     15.32   January       8.77  January      28.83  January      25.13    January   18.13
February       64.56  February     9.32   February      8.99  February     25.87  February     21.54
March          37.96  March       12.62   March         8.17  March        26.02  March        22.06
April          59.03  April       10.11   April        10.24  April        21.88  April        22.58
May            42.53  May          9.27   May          13.81  May          20.95  May          25.65
June           31.10  June         5.65   June         12.47  June         24.57  June         25.18
July           25.69  July         8.00   July         14.43  July         22.96  July         23.99
August         14.00  August       7.27   August       17.21  August       22.89  August       22.74
September       9.70  September    4.80   September    15.00  September    23.60  September    23.80
October        22.19  October      5.82   October      18.00  October      26.61  October      23.33
November       24.58  November     6.80   November     18.87  November     27.56  November     22.49
December       18.95  December     9.74   December     18.68  December     27.19  December     22.30


         The closing price on February 14, 2006 was $19.00.

                           MCDATA CORPORATION (MCDTA)


     McDATA Corporation is a provider of high availability storage area network solutions (integrating platforms, networks, protocols and locations) that enable enterprises to connect and centrally manage large numbers of storage and networking devices. McDATA hardware products include SAN fibre channel and fibre connection directors, SAN fibre channel fabric switches, SAN routers and cabinets. The company's software products include SANnavigator, which is a storage network management application, Enterprise Fabric Connectivity Manager and SANvergence. The company also provides professional services, support and education that enable businesses to crate SANs.


             Closing             Closing             Closing             Closing              Closing            Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005       Price     2006     Price
----------   -------  ---------  -------  ---------  -------  ---------  -------  ---------   -------  --------  --------
January         *     January     24.80   January       7.89  January       8.79  January       4.20    January   4.27
February      17.88   February    15.76   February      8.30  February      8.05  February      3.93
March         18.88   March       11.87   March         8.59  March         7.04  March         3.77
April         22.83   April        6.79   April        10.60  April         5.33  April         3.07
May           25.36   May          8.65   May          13.45  May           4.75  May           3.76
June          17.55   June         8.81   June         14.65  June          5.38  June          4.00
July          18.15   July        10.72   July         10.76  July          5.15  July          4.83
August        14.28   August       9.57   August       10.14  August        5.16  August        5.37
September      8.39   September    5.43   September    11.93  September     5.03  September     5.24
October       14.71   October      6.58   October      10.37  October       6.28  October       4.81
November      25.11   November     8.72   November     10.65  November      5.65  November      3.64
December      24.50   December     7.10   December      9.53  December      5.96  December      3.80


         The closing price on February 14, 2006 was $4.21.



                              NAPSTER, INC. (NAPS)



     Napster, Inc. provides online music for the consumer market. Its online music subscription services, Napster and Napster To Go, provide consumers with access to approximately 1,000,000 songs. With its products, the consumers discover, access and acquire songs by searching or browsing the company's catalogue, or accessing preprogrammed content through radio stations or custom compilations. Napster subscribers also have access to community features, such as sharing songs with other members and searching their collections. In addition, it provides a download music store, called Napster Light, where customers who are not subscribers, purchase individual tracks or albums.


             Closing             Closing             Closing             Closing               Closing            Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005        Price    2006      Price
----------   -------  ---------  -------  ---------  -------  ---------  -------- ---------    -------  --------  --------
January        *      January     16.11   January       4.61  January       4.50  January       8.65    January    3.91
February       *      February    17.00   February      4.50  February      3.60  February      7.28
March          *      March       22.69   March         6.20  March         4.47  March         6.51
April          *      April       21.25   April         5.22  April         3.94  April         5.72
May           11.60   May         16.75   May           6.65  May           4.46  May           4.24
June          13.00   June         7.20   June          6.50  June          4.91  June          4.20
July          15.55   July         4.81   July          7.76  July          4.45  July          5.14
August        18.15   August       4.10   August        9.77  August        3.48  August        4.06
September     15.20   September    3.03   September     8.68  September     5.14  September     4.00
October       12.83   October      3.06   October      10.21  October       6.09  October       3.62
November      14.48   November     5.55   November      5.40  November      9.36  November      3.50
December      16.55   December     4.77   December      4.80  December      9.36  December      3.52


         The closing price on February 14, 2006 was $3.75.

                         NETWORK APPLIANCE, INC. (NTAP)


     Network Appliance, Inc. provides enterprise network and data management solutions, such as systems products and appliance- and server- based software. Network Appliance's major products include fabric-attached storage appliances, known as filers, which improve the storage and accessibility of data, and Internet caching appliances which store or "cache" frequently accessed data close to the end user in order to minimize the delay experienced by the user in accessing information on the Internet. Network Appliance's filers provide its business, database and e-commerce customers with data protection and management capabilities by providing data backup and replication and disaster recovery. Network Appliance uses its own direct sales force, value-added resellers, systems integrators, original equipment manufacturers and distributors to market and sell its products.


             Closing             Closing             Closing             Closing              Closing               Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005       Price      2006       Price
----------   -------  ---------  -------  ---------  -------  ---------  -------  ---------   --------  ---------   --------
January       53.63   January     17.95   January      10.81  January      22.38  January      31.84     January    31.20
February      29.75   February    15.99   February     10.62  February     21.66  February     30.01
March         16.81   March       20.38   March        11.19  March        21.53  March        27.66
April         22.75   April       17.45   April        13.26  April        18.61  April        26.67
May           18.60   May         13.01   May          17.03  May          19.80  May          28.76
June          13.70   June        12.44   June         16.08  June         21.53  June         28.27
July          12.48   July         8.46   July         15.98  July         19.29  July         25.51
August        12.96   August       9.54   August       22.36  August       20.07  August       23.73
September      6.80   September    7.33   September    20.53  September    23.05  September    23.74
October       13.30   October      8.971  October      24.69  October      24.47  October      27.33
November      15.43   November    13.87   November     23.12  November     30.16  November     29.12
December      21.87   December    10.00   December     20.44  December     33.22  December     27.00


         The closing price on February 14, 2006 was $31.40.






                          SUN MICROSYSTEMS, INC. (SUNW)


     Sun Microsystems, Inc. develops, markets and services network computing products for the Internet and for companies' private networks. The company provides network computing infrastructure solutions that consist of computer systems, network storage systems, support services and professional and knowledge services. Sun Microsystems' computer systems contain a line of enterprise and workgroup servers, UltraSPARC microprocessors and software that are integrated for network computing environments. Sun Microsystems operates globally, and markets and sells its products through its own direct sales force and third-party distributors and resellers.


             Closing              Closing              Closing            Closing              Closing           Closing
   2001       Price     2002       Price      2003     Price     2004      Price     2005       Price    2006     Price
----------   -------  ---------   --------  --------   ------- ---------  -------  ---------   -------  -------- ---------
January       30.56   January       10.76   January      3.09  January      5.29   January      4.36    January   4.50
February      19.88   February       8.51   February     3.44  February     5.31   February     4.22
March         15.37   March          8.82   March        3.26  March        4.17   March        4.04
April         17.12   April          8.18   April        3.31  April        3.90   April        3.62
May           16.47   May            6.89   May          4.35  May          4.17   May          3.81
June          15.72   June           5.01   June         4.65  June         4.33   June         3.73
July          16.29   July           3.92   July         3.76  July         3.95   July         3.84
August        11.45   August         3.69   August       3.90  August       3.87   August       3.80
September      8.27   September      2.59   September    3.31  September    4.04   September    3.93
October       10.15   October        2.961  October      3.95  October      4.50   October      4.00
November      14.24   November       4.29   November     4.26  November     5.55   November     3.77
December      12.30   December       3.11   December     4.47  December     5.39   December     4.19


         The closing price on February 14, 2006 was $4.39.

                         SYCAMORE NETWORKS, INC. (SCMR)


     Sycamore Networks, Inc. develops and markets intelligent optical networking products. Its networking product portfolio includes optical switching products, network management products and design and planning tools. Sycamore also offers engineering, furnishing, installation and testing services, as well as customer support. Sycamore markets its products worldwide through its own direct sales force.


             Closing             Closing             Closing             Closing               Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005        Price   2006      Price
----------   -------  ---------  -------  ---------  -------  ---------  -------  ----------   ------- --------  ---------
January       35.25   January      4.71   January       3.09  January       5.59  January       3.46   January   4.95
February      18.13   February     3.49   February      3.06  February      4.70  February      3.59
March         10.00   March        3.95   March         3.05  March         4.08  March         3.56
April          9.52   April        3.38   April         3.23  April         3.70  April         3.36
May           10.13   May          3.59   May           4.21  May           4.41  May           3.38
June           9.32   June         3.86   June          3.82  June          4.23  June          3.45
July           7.00   July         2.80   July          4.13  July          3.74  July          3.56
August         5.61   August       2.85   August        4.22  August        3.81  August        3.74
September      3.48   September    2.35   September     4.90  September     3.78  September     3.77
October        4.41   October      2.50   October       5.03  October       3.67  October       3.89
November       5.24   November     3.10   November      5.33  November      3.75  November      4.07
December       5.36   December     2.89   December      5.22  December      4.06  December      4.32


         The closing price on February 14, 2006 was $4.68.





                           SYMANTEC CORPORATION (SYMC)



     Symantec Corporation provides software, appliances and services to secure and manage information technology infrastructure for individuals, businesses and enterprises worldwide. The company operates in five segments: Consumer Products, Enterprise Security, Enterprise Administration, Services and Other. The Consumer Products segment offers Internet security and problem-solving products to individual users, home offices and small businesses. The Enterprise Security segment provides security solutions for all tiers of a network: at the server tier behind the gateway and at the client tier, including desktop personal computers, laptops and handhelds. The Enterprise Administration segment offers open and modular products that enable companies to manage their IT infrastructures. The Services segment provides information security solutions that include managed security services, consulting services and education services. The Other segment offers sunset products and products nearing the end of their life cycle. The company offers its products primarily through distributors, retailers, direct marketers, Internet-based resellers, original equipment manufacturers, educational institutions and Internet service provides.


             Closing             Closing             Closing             Closing              Closing             Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005       Price     2006      Price
----------  --------  ---------  -------  ---------  -------  ---------  -------  ---------   --------  -------   --------
January        6.42   January      9.83   January      11.67  January      19.39  January      23.35    January   18.38
February       5.70   February     9.02   February     10.12  February     20.48  February     22.01
March          5.23   March       10.30   March         9.80  March        23.15  March        21.33
April          8.10   April        8.85   April        10.99  April        22.52  April        18.76
May            8.83   May          8.59   May          11.34  May          22.85  May          22.51
June           5.46   June         8.21   June         10.98  June         21.89  June         21.74
July           6.03   July         8.39   July         11.69  July         23.38  July         21.95
August         5.37   August       7.15   August       14.35  August       23.98  August       20.97
September      4.33   September    8.42   September    15.80  September    27.44  September    22.66
October        6.87   October     10.00   October      16.66  October      28.47  October      23.85
November       8.12   November    10.93   November     16.42  November     31.91  November     17.61
December       8.29   December    10.13   December     17.25  December     25.76  December     17.50


         The closing price on February 14, 2006 was $17.01.

                            UNISYS CORPORATION (UIS)


     Unisys Corporation is a global information technology company that develops and markets high-end network equipment designed for use in the finance and banking, communication, travel and other industries. Its solutions are used by private and public entities for a variety of electronic commerce operations. Unisys's technology segment offers servers and related products. Unisys's services segment offers systems integration and maintenance services to design systems using network and systems hardware and software designed by different companies. These integration services include adapting information technology to support a particular customer's business operations. Unisys markets and sells its products primarily through its own direct sales force.


             Closing             Closing             Closing             Closing               Closing          Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005        Price    2006    Price
----------   -------  ---------  -------  ---------  -------  ---------  ------- ----------    ------  -------  --------
January       17.15   January     12.50   January       9.32  January      13.84  January       7.85   January  6.69
February      16.38   February    11.10   February      9.26  February     14.13  February      7.68
March         14.00   March       12.63   March         9.26  March        14.28  March         7.06
April         12.04   April       13.50   April        10.40  April        13.03  April         6.49
May           11.94   May         10.52   May          11.29  May          13.56  May           7.24
June          14.71   June         9.00   June         12.28  June         13.88  June          6.33
July          11.45   July         7.52   July         12.26  July         10.24  July          6.47
August        11.82   August       8.90   August       12.98  August       10.04  August        6.65
September      8.66   September    7.00   September    13.53  September    10.32  September     6.64
October        8.93   October      8.94   October      15.36  October      10.62  October       5.11
November      11.90   November    11.20   November     16.32  November     11.49  November      6.15
December      12.54   December     9.90   December     14.85  December     10.18  December      5.83


         The closing price on February 14, 2006 was $6.46.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                                [GRAPHIC OMITTED]













                        1,000,000,000 Depositary Receipts

                     Internet Architecture HOLDRS(SM) Trust





                            -----------------------

                                   PROSPECTUS

                            ------------------------














                                February 16, 2006






--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.

     See Exhibit Index.


Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                   (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 16, 2006.



                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                         INCORPORATED


                                           By:               *
                                               --------------------------------
                                               Name:  Joseph F. Regan
                                               Title: First Vice President,
                                                      Chief Financial Officer
                                                      and Controller



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated below on February 16, 2006.


         Signature                                          Title
         ---------                                          -----

            *
------------------------------                        Chief Executive Officer,
       Robert J. McCann                               Chairman of the Board


            *
------------------------------                        Director
        Do Woo Kim


            *
------------------------------                        Director
     Carlos M. Morales


            *
------------------------------                        Director
    Candace E. Browning


            *
------------------------------                        Diretor
    Gregory J. Fleming


            *
------------------------------                        Chief Financial Officer
     Joseph F. Regan                                  and Controller


*By: /s/ Mitchell M. Cox
    --------------------------                        Attorney-in-Fact
       Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Architecture HOLDRS.

  *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Internet Architecture HOLDRS.

  *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Internet Architecture HOLDRS Receipts, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Architecture HOLDRS.

  *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Architecture HOLDRS.

  *8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 5 to the registration statement filed on Form S-1 for Internet Architecture HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on February 3, 2000 as an exhibit to the registration statement filed on Form S-1 for Internet Architecture HOLDRS.

  *24.2 Power of Attorney of Dominic A. Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Internet Architecture HOLDRS.

  *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

  *24.4   Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos
          M. Morales.

  *24.5 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

   24.6 Power of Attorney of Robert J. McCann and Joseph F. Regan. Kim and Joseph F. Regan.


__________________
* Previously filed.